CBS OUTDOOR AMERICAS INC.

                POWER OF ATTORNEY
              -----------------

     KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned officer of
CBS Outdoor Americas Inc., a Maryland corporation (the "Company"), hereby constitute and appoint Richard Sauer and Lisa M.Tanzi, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, for me and in my name, place and stead, in any and all capacities, to execute and file for and on behalf of the undersigned
(i) any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of the
Company, that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder and (ii) any other documents necessary or appropriate to obtain codes and passwords enabling  the undersigned to file such reports electronically.

      The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  The Company
will use all reasonable efforts to apprise the undersigned of applicable filing requirements for Section 16 purposes.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 28th day of March 2014.

Signature: /s/ Wally Kelly
       --------------------------

Print Name: Wally Kelly